Exhibit 99.1

TRANSACT EUROPE HOLDINGS LTD AND SUBSIDIARY

Consolidated Financial Statements

December 31, 2021

with Independent Auditors’ Report

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Members of Transact Europe Holdings Ltd.

Opinion
We have audited the accompanying consolidated financial statements of Transact Europe Holdings Ltd. which comprise the balance sheet as of December 31, 2021, and the related statements of operations, statement of Stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transact Europe Holdings Ltd. as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United State of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Transact Europe Holdings Ltd. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

o	Exercise professional judgment and maintain professional skepticism throughout the audit.
o

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

o

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Transact Europe Holdings Ltd. internal control. Accordingly, no such opinion is expressed.

o

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

o

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Transact Europe Holdings Ltd. ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 17, 2022

We have served as the Company’s auditor since 2021

TRANSACT EUROPE HOLDINGS LTD AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31,	2021

ASSETS

Current assets:
Cash and cash equivalents	$21,284,083
Guarantee deposits	7,068,502
Other assets	211,663
Total current assets	28,564,248

Non-current assets:
Property and equipment	32,629
Intangible assets	125,130
Right of-use assets	774,577
Deferred tax assets	43,233
Total non-current assets	975,569

Total Assets	$29,539,817

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payables related to payment transactions	$20,317,296
Lease liability - short term	143,172
Other liabilities	738,099
Total current liabilities	21,198,567
Lease liability - long term	632,052

Total liabilities	21,830,619

Commitments and contingencies

Stockholders’ Equity
Common shares - $5.05 par value; 500 authorized shares; 500 issued and outstanding at December 31, 2021	2,525
Accumulated other comprehensive loss	(580,185)
Retained earnings	8,286,858
Total stockholders’ equity	7,709,198

Total Liabilities and Stockholders’ Equity	$29,539,817

Notes to the Consolidated Financial Statements

TRANSACT EUROPE HOLDINGS LTD AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Year ended December 31,	2021

Revenue:
Revenue - payment services acquisition	$9,220,795
Revenue - payment services online	2,094,783
Total revenue	11,315,578

Cost of sales:
Cost of sales - payment services acquisition	5,754,979
Cost of sales - payment services online	389,310
Total cost of sales	6,144,289

Gross profit	5,171,289

Operating expenses:
Payroll	1,994,760
Depreciation and amortization	517,908
Other operating expenses	1,803,514
Total operating expenses	4,316,182

Income from operations	855,107

Other income (expense):
Other income	-
Other expense	(54,432)
Total other income (expense)	(54,432)

Income before provision for income tax	800,675

Provision for income tax	145,152

Net income	$655,523

Comprehensive income statement:
Net income	655,523
Foreign currency translation loss	(580,185)
Total comprehensive income	$75,338

Notes to the Consolidated Financial Statements

TRANSACT EUROPE HOLDINGS LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

				Accumulated
				Other		Total
	Common shares		Additional	Comprehensive	Retained	Stockholders'
	Number	Amount	paid-in-capital	Income (loss)	Earnings	Equity

Balance as of December 31, 2020	500	$2,525	$-	$-	$8,827,025	$8,829,550

Foreign currency translation	-	-	-	(580,185)	-	(580,185)
Net income	-	-	-	-	655,523	655,523
Dividend distribution	-	-	-	-	(1,195,690)	(1,195,690)

Balance as of December 31, 2021	500	$2,525	$-	$(580,185)	$8,286,858	$7,709,198

Notes to the Consolidated Financial Statements

TRANSACT EUROPE HOLDINGS LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,	2021

Cash flows from operating activities:
Net income	$655,524
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	353,203
Changes in operating assets and liabilities:
Guarantee deposits	(128,334)
Other assets	(488,082)
Right of-use assets and lease liability	624,346
Deferred tax asset	5,104
Accounts payables related to payment transactions	21,113,245
Other liabilities	(43,438,633)
Net cash flow used in operating activity	(21,303,627)

Cash flows from investing activities:
Purchases of property and equipment	(29,030)
Purchases of intangible assets	(74,390)
Proceeds from loans receivables	130,032
Net cash provided by investing activities	26,612

Cash flows from financing activities:
Dividends	(1,195,690)
Principal elements of lease payments	-
Net cash used in financing activity	(1,195,690)

Net decrease of cash and cash equivalents	(22,472,705)

Foreign currency translation adjustment	(2,284,773)

Cash and cash equivalents at the beginning of the year	46,041,561

Cash and cash equivalents at the end of the year	$21,284,083

Supplemental disclosures of cash flow information
Cash paid during the periods for:
Interest paid	$-
Taxes paid	$-

Notes to the Consolidated Financial Statements

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Transact Europe Holdings Ltd, (the “Entity" or the “Company”) is a legal entity established as a limited liability company under the provisions of the Commercial Law of the Republic of Bulgaria, registered on November 18, 2014. On January 30, 2015, the Bulgarian National Bank approved the transfer of the owned by TBI Financial Services Bulgaria EAD shares of TBI Credit EAD to Transact Europe Holdings Ltd. Transact Europe EAD ("The Subsidiary") is the Subsidiary of Transact Europe Holdings Ltd. Transact Europe EAD) is a joint stock company established in 1997.

The Entity is registered as a financial institution. Currently, the main business activity is related to performing an activity as an electronic money provider that provides the following payment services: performing electronic payment operations via payment cards or other similar tools; issuing of payment tools and/or accepting of payments with payment tools and performing the activity of an e-money entity. In order to expand the offered services and in response to the needs of the merchants of Transact Europe EAD, from August 1, 2016, the company offers new payment services to its clients – within the meaning of the Law on Payments Services and Payment Systems.

New payment services are offered only to existing customers and new customers of the company which are online customers and with whom the company has or will conclude contracts for the processing of payments with payment instruments (acquiring). Through this new service, the clients of Transact Europe EAD can perform the following operations:

●	Transaction on a payment account or a payment instrument issued by Transact Europe EAD via an order submitted electronically.
●

Payment on a payment account with another payment service provider (bank) via an order submitted electronically. The transfer is transmitted from the Transact Europe EAD client account by the partner bank.

●	Receipt of transfers in favor of Account holder by specifying a unique identifier from Transact Europe EAD.

Transact Europe EAD owns a license for performing the activity of an e-money provider. Pursuant to the license granted by the BNB to an electronic money provider, Transact Europe EAD has the right to perform the following financial services:

●	Issuance of electronic money
●	Distribution/spread of electronic money
●	Redemption of electronic money

The subsidiary is a full member of the international card organization MasterCard since 19.03.2008 and of VISA Europe since December 14, 2009. The Subsidiary offers the companies an integrated suite of secure payment solutions by providing competitive advantage of firms to affect their business with greater speed, security and flexibility.

The Subsidiary provides services to variety of customers from different business fields: fun, games, digital stocks and additional many sectors. Service includes support of dealers in the system for acceptance of payments via cards, the services themselves related to payments with credit or debit cards via secured port /gateway/, risk management as well as monitoring and protection against card frauds and services for management of security within payment transactions using cards.

Our customer portfolio includes only EU registered companies that are strictly identified and operate in accordance with the rules and requirements of the BNB, the Law on Measures against Money Laundering, the relevant EU directives and the Visa and MasterCard regulations. E-money as a payment instrument has its own advantages and a high potential of opportunities. It is developing very dynamically, providing a number of services that can be customized according to the individual needs of the clients. Transact Europe EAD's goal is to attract to its users the different types of electronic money and the services offered through them, both the Bulgarian business and any individual who wants to use safer, more modern, time-saving and additional electronic services.

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	BASIS OF PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES

COVID Impact

At the end of 2019, news about the COVID-19 (Coronavirus) has been announced marked by a limited number of cases of unknown virus reported by the World Health Organization. Over the first couple of months in 2020, the virus has spread globally, and its negative impact has gained its momentum. On March 11, 2020, the World Health Organization announced a pandemic in relation to COVID-19 and on March 13, 2020, the National Assembly of Bulgaria voted a state of emergency and a number of restrictive measures were introduced. The state of emergency was revoked on May 13, 2020, and effective from 14 May 14th an emergency epidemic situation was announced.

Reporting and Basis of Presentation and Consolidation

The consolidated financial statements include legal entities listed above as of and for the year ended December 31, 2021. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America. The consolidated financial statements include Transact Europe Holdings Ltd. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

Use of accounting estimates

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America. Estimates and assumptions related to them are based on historical experience and other factors that are reasonable in these circumstances, and the results of which form the basis for assessments concerning the carrying amount of assets and liabilities that are not apparent from and through other sources. Actual results may differ from preliminary estimates. Accounting assessments and key assumptions are reviewed regularly. The preparation of Consolidated financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue as follows:

●

Revenues from commissions, representing a percentage of the volume of the transactions fees per transaction for cash transfers to merchants and other charges related to the operation of the payment system, is recognized when earned as transaction is completed and amount is collectable.

●

Revenues from electronic cards are from fees for activation of prepaid cards, fees per transaction and fees for foreign exchange. Revenue is recognized when earned as transaction is completed and amount is collectible.

●

Revenue from online payments from a fee for opening an individual account in the accounting software, a fee for outgoing transfer via online banking, a fee for incoming foreign currency transfer, a fee for exchange of foreign currency, a monthly service fee and other. Revenue is recognized when earned as transaction is completed and amount is collectible.

Cash and cash equivalents

For the purposes of cash flow statement cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within current borrowings in current liabilities on the balance sheet. Cash in banks include funds held to cover the balances owed to the customers. This cash is held in special safeguarded accounts in accordance with the provisions of Articles 23 of the law on Payment Services and Payment Systems (LPSPS) of the company.

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	BASIS OF PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Guarantee Deposits

The Company recognizes Guarantee Deposits based on the amounts of payment processed from the card operators Visa, Mastercard and Union pay. Those Guarantee Deposits are maintained from the card operators in order to assure the settlement of all card transactions with all participants in the respective card scheme. The amount of Guarantee Deposits is determined at each period end and it is withheld from the card operator on a monthly basis.

Property and Equipment

Property and equipment are stated at cost less accumulated amortization and accumulated impairment losses, excluding current maintenance costs. The cost of acquisition includes the purchase price and all direct costs for the acquisition. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets using the following annual rates:

Vehicles	25%
Computers, software and customer list	50%
Fixtures and fittings	15%

An asset is written-off when sold or when there are no expected future economic benefits from its use or disposal. The gain or loss arising on writing off of the asset (calculated as the difference between the net sale proceeds, if any, and the carrying amount of the asset) is included in the statement of comprehensive income when the asset is written off.

Leases

On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months.

ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases. For operating leases, the Company calculated right of use assets and lease liabilities based on the present value of the remaining lease payments as of the date of adoption using the IBR as of that date.

Foreign Currency Translations

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the entity operates ('the functional currency'). The functional currency and the presentation currency are United States Dollars (USD). Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuations where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement. Monetary assets and liabilities in foreign currencies are stated using the closing exchange rate of the USD at the balance sheet date. The assets and liabilities of the Entity denominated in foreign currencies are recognized in USD as per the currency fixed rate the date of the reporting period. Exchange differences arising on reporting of transactions in foreign currencies are recognized presently in the statement of comprehensive income. The exchange rate of the US dollar to BGN is 1.7182131 as of December 31, 2021.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever management believes that events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To the extent that the carrying value is determined to be unrecoverable, an impairment loss is recognized through a charge to expense. As of December 31, 2021, the Company does not believe that impairment indicators are present, and accordingly, based on this assessment, no further impairment analysis was performed.

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	BASIS OF PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Current tax assets and liabilities for the current and prior periods are recognized at the amount expected to be recovered from or paid to the taxation authorities. In the calculation of income/profit tax are applied tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Current income taxes are determined in accordance with the requirements of the Bulgarian Corporate Income Tax Act. The nominal tax rate for 2021 is 10% (2020:10%).

Deferred tax is recognized using the balance method on temporary differences at the balance sheet date, arising between the tax bases of assets and liabilities and their carrying values. Deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences and unused tax losses, to the extent that it is probable that they will reverse and be generated in the future in sufficient taxable profits or taxable temporary differences, from which to be deducted these decreasing differences. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or enforced to a significant extent at the balance sheet date. As of December 31, 2021, for the calculation of deferred taxes is used rate of 10% (31 December 2020 - 10%).

The Entity compensates deferred tax assets and liabilities only when there is a legal right to set off current tax assets against current tax liabilities and deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on the same taxable entity.

Concentration of Risk

The Group is exposed to the following risks.

●

Currency Risk – Currency group risk is the risk of negative impact of the prevailing foreign currency exchange rates fluctuations on the Entity's financial position and cash flows. Since the Bulgarian lev is pegged to the Euro and the Group presents its financial statements in Bulgarian lev, the currency risk is associated only with currencies other than the Euro, mainly the US dollar and British pound.

●

Credit Risk – The predominant share of credit risk results from the acquiring business. Credit risk is the risk created when a merchant activity creates chargebacks claimed by card holders or fines, and the merchants does not have sufficient funds to cover those chargebacks and fines. In order to mitigate this risk, the Group holds ongoing securities (rolling reserves) received from its merchants. These reserves are calculated as a percentage from each transaction that is held typically for a period of 6 month. The reserves held by the Group serves, as is customary in the sector, as a hedge against those financial risks resulting from the processing of the transactions. The reserve typically has a revolving character and exists for the length of the business relationship. Cash and cash equivalents are held in partner banks and may also be jeopardized if these credit institutions become insolvent or financially deteriorated. The risk is limited by the use of several partner banks. Additionally, on a regular basis Transact Europe EAD evaluates the level of credit risk of partner banks as well as of Visa/Mastercard (where Transact Europe EAD has deposited funds required by the card organizations themselves) and allocates provisions to cover future losses due to the credit risk.

●	Interest Rate Risk – Interest rate risk is minimal because the Group has limited interest bearing assets and liabilities.

Recently Adopted Accounting Updates

In December 2019, the FASB issued Accounting Standards Update (ASU) 2019-12 "Simplifying the Accounting for Income Taxes (Topic 740)" as part of its simplification initiative to reduce the cost and complexity in accounting for income taxes. ASU 2019-12 removes certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The Company adopted this standard on January 1, 2021 and determined there was no material impact on the Company's financial position, results of operations and liquidity.

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	BASIS OF PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Updates (continued)

In May 2020, the SEC issued Final Rule Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“SEC Rule 33-10786”), which amends the disclosure requirements applicable to acquisitions and dispositions of businesses. Amendments within SEC Rule 33-10786 primarily impact (1) the tests and thresholds used to determine the significance of acquisitions and dispositions; (2) the form and content of pro forma information required to be disclosed in connection with significant acquisitions and dispositions; (3) acquiree financial statement requirements; and (4) thresholds used to determine the significance of acquisitions and dispositions of real estate operations, and related financial statement requirements, among others. The Company adopted this standard on January 1, 2021 and determined there was no material impact on the Company's consolidated financial statements.

3.	CASH AND CASH EQUIVALENTS

The Company has no restricted cash and cash equivalents. Cash in banks include funds held to cover the balances owed to the customers. This cash is held in special safeguarded accounts in accordance with the provisions of Articles 23 of the Payment Services and Payment Systems Act (PSPSA). Cash owed to customers and held in safeguarded accounts are as follows:

December 31,	2021

Acquiring business	$10,420,128
Online business	9,871,884
Prepaid cards	108,252
Total cash and cash equivalents held for customers’ accounts	20,400,264
Other non-restricted cash and cash equivalents	883,819

Total cash and cash equivalents	$21,284,083

2.	GUARANTEE DEPOSITS

Guarantee deposits are provided in relation to the activity of the Company and include deposits with Visa, MasterCard and UnionPay. Guarantee deposits are as follows:

December 31,	2021

Visa	$5,586,036
MasterCard	1,432,302
UnionPay	50,164

Total guarantee deposits	$7,068,502

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2021

Vehicles	$32,010
Computers	181,002
Fixtures and fittings	37,285
Total property and equipment	250,297
Accumulated depreciation	(217,668)

Total property and equipment, net	$32,629

Depreciation expense was approximately $34,000 for the year ended December 31, 2021.

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	INTANGIBLE ASSETS

Intangible assets consisted of the following:

December 31,	2021

Rights	$1,009,770
Software	487,134
Total intangible assets	1,496,904
Accumulated amortization	(1,371,774)

Total intangible assets, net	$125,130

Intangible assets with finite lives are amortized over the estimated periods benefitted on a straight- line basis which is over 2 years. Amortization expense was approximately $306,000 and is included in depreciation and amortization expense consolidated statement of operations.

Amortization expense related to intangible assets for each of the next five fiscal years and thereafter is expected as follows:

December 31,	Amount

2022	$125,130
2023	-

Total	$125,130

5.	ACCOUNTS PAYABLES RELATED TO PAYMENT TRANSACTIONS

Accounts payable consisted of the following:

December 31,	2021

Payables related to acquiring, net
Payables	$10,817,052
Receivables	(689,088)
Chargeback provision	291,582
Payables related to acquiring, net	10,419,546

Payables related to online payments, net
Online payments	9,788,658
Under prepaid cards	91,374
Under distributors’ accounts	17,718
Payables related to online payments, net	9,897,750

Total payables related to payment transactions	$20,317,296

Payables, related to payment transactions include payables to merchants repayable as per the contractual repayment terms, rolling reserves held (majority for 6 months) and repayable as per contractual terms, liabilities to online payments business’ customers, which are subject to repayment upon request.

Liabilities to acquiring clients relate to outstanding settlement of ongoing transactions and to other money held as reserves, linked to each line of business. Liabilities within the online payments are customer balances that they hold on account within the Entity within the regular settlement process.

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	LEASE ACCOUNTING

For operating leases, we calculated right of use assets and lease liabilities based on the present value of the remaining lease payments as of the date of adoption using the incremental borrowing rate, in accordance with ASC 842, Leases. The Company leases office space at three locations in Sofia, Bulgaria.

The components of right to use assets is as follows:

Amount

Gross carrying amount:
As of January 1, 2021	$435,918
New lease agreements	815,317
Terminated lease agreements	(435,918)
Gross carrying amount - December 31, 2021	$815,317

Depreciation:
As of January 1, 2021	$130,950
Deprecation for the year	158,304
Depreciation of terminated lease contracts	(248,514)
Deprecation - December 31, 2021	$40,740

Right to use assets - December 31, 2021	$774,577

The components of lease liability are as follows:

Amount

As of January 1, 2021	$250,260
New lease agreements	815,382
Interested charged	12,222
Terminated lease agreements	(186,822)
Payments	(115,818)

As of December 31, 2021	$775,224

The current and long-term portions of lease liability is as follows:

Amount

Short-term liability	$143,172
Long-term liability	632,052

As of December 31, 2021	$775,224

Future minimum lease payments are as follows:

December 31,	Lease Payments	Finance Charges	Net Present Value

2022	$165,288	$(22,698)	$142,590
2023	174,600	(17,460)	157,140
2024	176,928	(12,804)	164,124
2025	185,076	(7,566)	177,510
2026	135,024	(1,164)	133,860
Thereafter	-	-	-

Total future minimum lease payments	$836,916	(61,692)	$775,224

TRANSACT EUROPE HOLDINGS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	INCOME TAXES

The tax on the Company’s profit before tax differs from the theoretical amount that would arise using the basic tax rate of the Company as follows:

December 31,	2021

Current	$140,913
Deferred taxes	4,239

Total income tax provision	$145,152

According to the national tax law the effective tax rate is 10% for the current and previous year. For the purposes of the calculation of deferred taxes as of December 31, 2021, the same tax rate is applied. The tax authorities may at any time inspect the books and records within 5 years subsequent to January 1 of the year, following the year in which the taxes are payable, and may impose additional tax assessments and penalties. The Company's management is not aware of any circumstances, which may give rise to a potential material liability in this respect.

Deferred taxes arising from temporary differences can be summarized as follows:

December 31,	2021

Lease contracts	$582
Provisions charged for unused leave	10,059
Provisions for liabilities	32,592

Total deferred tax assets	$43,233

8.	RELATED PARTY TRANSACTIONS

The Company did not have any material related party transactions as of and for the year ended December 31, 2021

9.	SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the consolidated financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its consolidated financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Accordingly, the Company did not have any subsequent events that require disclosure other than the following:

●

On September 16, 2021, the Company signed Share Purchase Agreement (the “Purchase Agreement”), dated as of September 3, 2021, with Greenbox POS (“GBOX”), a US publicly traded company. The Purchase Agreement provides for the sale of all of the shares of the Company (the “Acquisition”) to GBOX. The aggregate Acquisition consideration that the Company has agreed to sell under the Purchase Agreement is €30,000,000 in cash (the “Acquisition Purchase Price”), which was deposited in an escrow account with an escrow agent, to be held to secure the payment of the Acquisition Purchase Price.   On March 28, 2022, Amendment Agreement No. 1 to the Purchase Agreement (the “Amendment”) between the Company and the Selling Stockholders took effect. The Amendment lowered the consideration that the stockholders of the Company has agreed to receive from €30,000,000 in cash to €26,000,000 in cash (the “Acquisition Purchase Price”). Although the Amendment was signed on March 24th, it took effect on March 28th upon the Company wiring the full Acquisition Purchase Price to an escrow account controlled by an escrow agent. As of March 31, 2022, the Acquisition has not yet closed and the Acquisition closed on April 1, 2022.